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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             OHIO EDISON COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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FirstEnergy Merger HOME (LOGO)

FirstEnergy Corp.
The merger of Ohio Edison and Centerior Energy

A New Era Begins

Welcome to the FIRSTENERGY CORP. home page. Here you can learn more about our merger with Centerior Energy.

Through the merger, we intend to create a stronger, more competitive company that will provide more opportunities to employees, increase value to shareholders, and offer better service at lower prices for customers than could be achieved if the companies had remained separate.

Because of the many benefits expected from our merger, each company's board of directors and management team strongly support the merger and urge shareholders, many of whom are Ohio Edison employees, to vote FOR the merger.

The sooner we complete our merger, the sooner we can begin to offer its many benefits to employees, shareholders and customers. And, it all starts with the support of our employee-shareholders. If you haven't already done so, please mail your marked, signed and dated proxy card as soon as possible. That way, your shares will be represented at the special shareholder meeting on March 27, 1997.

If you have any questions concerning the merger after reviewing the material available on this site, please leave us an e-mail message, call the Employee Hotline (330-384-3373) or call our special shareholder phone number:
1-800-631-8945.

        Contents

[ ]  FirstEnergy Profile
     -------------------
[ ]  Shareholder Value Enhanced
     --------------------------
[ ]  FirstEnergy Benefits
     --------------------
[ ]  FirstEnergy Service Area
     ------------------------
[ ]  FirstEnergy Organizational Structure
     ------------------------------------
[ ]  Ohio Edison/Centerior Facts At A Glance
     ---------------------------------------
[ ]  Board and Management Recommendations
     ------------------------------------
[ ]  Shareholder Questions and Answers
     ---------------------------------

[PROXY FILING SEC PICTURE]
[CENTERIOR HOME PAGE PICTURE]
[NEWS RELEASES PICTURE]
[MERGER UPDATES PICTURE]